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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934




                                JANUARY 16, 1996
                                (Date of Report)




                             CAPSURE HOLDINGS CORP.
             (Exact name of Registrant as specified in its charter)




                                     0-3565
                             (Commission File No.)


                 DELAWARE                              34-1010356
        (State or other jurisdiction)      (IRS Employer Identification No.)


TWO NORTH RIVERSIDE PLAZA, CHICAGO, ILLINOIS             60606
 (Address of principal executive offices)              (Zip code)


                                 (312) 879-1900
               (Registrant's telephone number, include area code)

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ITEM 5.  OTHER EVENTS

On January 12, 1996, Capsure Holdings Corp. ("Capsure") announced that its subsidiary, United Capitol Insurance Company, expects to reduce its loss reserves by approximately $19 million, which is anticipated to increase consolidated fourth quarter and full-year net income by $12.4 million, or $0.80 per share. This reduction in the level of estimated loss reserves follows the completion of a comprehensive independent actuarial evaluation as of September 30, 1995, previously announced in Capsure's third quarter earnings press release and Form 10-Q.



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c) Exhibits

             (28) Press Release issued by Capsure Holdings Corp., dated January
                  12, 1996.



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                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





                                 CAPSURE HOLDINGS CORP.




                              By:     /s/ John S. Heneghan
                                      ---------------------------------
                                      John S. Heneghan
                                      Vice President and Controller





Dated:      January 16, 1996



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